Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-183327 and No. 333-207306) and Form S-8 (No. 333-173647) of Samson Oil & Gas Limited of our report dated September 28, 2017, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Samson Oil & Gas Limited for the year ended June 30, 2017.

/s/ Hein & Associates LLP

Denver, Colorado

September 28, 2017